                                                                    EXHIBIT 23.1

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statements of The Colonial BancGroup, Inc. listed below of our report dated February 28, 2000 on our audits of the consolidated financial statements of The Colonial BancGroup, Inc. and Subsidiaries, as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, which report is included in this Annual Report on Form 10-K for the year ended December 31, 1999.

Registration Statements on Form S-3
              Registration Numbers:

           33-5665                  333-25463
          33-62071

Registration Statements on Form S-4
              Registration Numbers:

         333-26537                  333-57763
         333-32163                  333-57935
         333-39267                  333-59403
         333-39277                  333-61875
         333-39283                  333-64721
         333-50415                  333-71841

Registration Statements on Form S-8
              Registration Numbers:

           2-89959                   33-63347
          33-11540                   33-78118
          33-13376                  333-10475
          33-41036                  333-11255
          33-47770                  333-71841

Post-Effective Amendment No. 2 on Form
S-8 to Registration Statements on Form S-4
              Registration Numbers:

         333-14703                  333-16481
         333-14883                  333-20291


/s/ PricewaterhouseCoopers LLP

Montgomery, Alabama
March 15, 2000